September 18, 2007

FLORIDA DEPARTMENT OF STATE
Division of Corporations

CATALYST VENTURES INCORPORATED
1739 CREEK STONE CIRCLE
SAN JOSE, CA 95133

The Articles of Incorporation for CATALYST VENTURES INCORPORATED were filed on September 17, 2007, and assigned document number P07000103378. Please refer to this number whenever corresponding with this office.

Enclosed is the certification requested. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H07000230287.

A corporation annual report/uniform business report will be due this office between January 1 and May 1 of the year following the calendar year of the file/effective date year. A Federal Employer Identification (FEI) number will be required before this report can be filed. Please apply NOW with the Internal Revenue Service by calling 1-800-829-3676 and requesting form SS-4 or by going to their website at www.irs.ustreas.gov.

Please be aware if the corporate address changes, it is the responsibility of the corporation to notify this office.

Should you have questions regarding corporations, please contact this office at the address given below.

Becky McKnight
Document Specialist
New Filings Section
Division of Corporations

Letter Number: 707A00054932

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation of CATALYST VENTURES INCORPORATED, a Florida corporation, filed on September 17, 2007, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H07000230287. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below

The document number of this corporation is P07000103378.

Authentication Code: 707A00054932-091807-P07000103378-1/1

Given under my hand and the
Great Seal of the State of Florida,
at Tallahassee, the Capital, this the
Eighteenth day of September, 2007

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Kurt S. Browning
Secretary of State

ARTICLES OF INCORPORATION

In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I NAME

The name of the corporation shall be:

CATALYST VENTURES INCORPORATED

ARTICLE II PRINCIPAL OFFICE

The principal place of business/mailing address is:

1739 Creek Stone Circle, San Jose, CA 95133

ARTICLE III PURPOSE

The purpose for which the corporation is organized is:

Holding company

ARTICLE IV SHARES

The number of shares of stock is:

100,000,000 shares common; 10,000,000 shares preferred all having .001 par value

ARTICLE V INITIAL OFFICERS AND/OR DIRECTORS

List name(s), address(es) and specific title(s):

Ken Green, Director and President
1739 Creek Stone Circle, San Jose, CA 95133

ARTICLE VI REGISTERED AGENT

The **name and Florida street address** (P.O. Box **NOT** acceptable) of the registered agent is:

Corporation Service Company
1201 Hays Street, Tallahassee, Florida 32301

ARTICLE VII INCORPORATOR

The **name and address** of the Incorporator is:

Name: Corporation Service Company

Address: 830 Bear Tavern Road, West Trenton, New Jersey 08628

****

Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

Corporation Service Company

By: Elizabeth R. Konieczny — 9-14-07

Signature/Registered Agent — Date

Corporation Service Company

By: Elizabeth R. Konieczny — 9-14-07

Signature/Incorporator — Date

Name: Elizabeth R. Konieczny

Title: Assistant Secretary